Exhibit 10.64

                  AGREEMENT AND AMENDMENT (the "Agreement"), effective as of January 22, 2001, by and among Incara Pharmaceuticals Corporation, a Delaware corporation (the "Company"), Elan International Services, Ltd. ("EIS"), a Bermuda exempted limited liability company and a wholly owned subsidiary of Elan Corporation, plc, an Irish public limited liability company ("Elan"), and Elan Pharma International Limited, an Irish private limited liability company and a wholly owned subsidiary of Elan and an affiliate of EIS ("EPIL").
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RECITALS:
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         WHEREAS, the Company, EIS and EPIL have entered into a Securities
Purchase Agreement dated as of December 21, 2000 (the "Purchase Agreement"), pursuant to which the Company issued and sold to EIS, and EIS purchased from the Company, (i) 12,015 shares of the Company's Series C Preferred Stock, par value U.S.$0.01 per share (the "Series C Preferred Stock"), (ii) a warrant to purchase up to 22,191 shares of the Company's Series B Preferred Stock, par value U.S.$0.001 per share (the "Series B Preferred Stock"), (iii) 28,457 shares of Series B Preferred Stock and (iv) 825,000 shares of common stock, par value U.S.$0.001 per share of the Company (the "Incara Common Stock"). The Company further issued and sold to EPIL, and EPIL purchased from the Company, a convertible promissory note of the Company (the "Note"), amounts in respect of which shall be disbursed from time to time in an aggregate amount of up to U.S.$4,806,000 in accordance with its terms and subject to the conditions contained therein. The rights, preferences and privileges of the Series B Preferred Stock and Series C Preferred Stock are as set forth in the Company's Certificate of Designations, Preferences and Rights, filed with the Secretary of State of the State of Delaware on January 19, 2001 (the "Certificate of Designations");

         WHEREAS, the parties desire to amend the Certificate of Designations to establish a minimum price at which the Series C Preferred Stock may be redeemed for shares of Incara Common Stock or shares of Series B Preferred Stock on the terms and conditions set forth therein; and

         WHEREAS, the parties desire to amend the Note, pursuant to the terms of
Section 9(c) of the Note, to establish a minimum price at which the principal amount of and accrued interest on the Note may be paid in shares of Series B Preferred Stock as set forth therein.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         1. Amendment to the Certificate of Designations. The parties agree that Article II of the Certificate of Designations shall be amended, by the filing of an amendment


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                  to the Certificate of Designations with the Secretary of State of the State of Delaware, as follows:

                  1.1 Section 6(a) of Article II of the Certificate of Designations shall be amended and restated in its entirety to read as follows:

                                    "(a) Mandatory Redemption. On the sixth
                  anniversary after the Issue Date (the "Redemption Date"), the Corporation shall redeem all then issued and outstanding shares of Series C Preferred Stock, including shares of Series C Preferred Stock issuable as accrued and unpaid dividends (the "Series C Mandatory Redemption") in accordance with this
                  Section 6. The Corporation shall effect the Series C Mandatory Redemption on the Redemption Date, by paying, in the sole discretion of the Corporation, either (the "Series C Redemption Price"):

                                    (i) cash in exchange for each share of
                           Series C Preferred Stock to be redeemed on the Redemption Date in an amount equal to the Series C Outstanding Amount (as defined below), or

                                    (ii) shares of, at the option of a majority
                           of the holders of Series C Preferred Stock, (A) Common Stock, (B) Series B Preferred Stock or (C) a combination of Common Stock and Series B Preferred Stock (collectively, the "Redemption Shares"), in each case, having an aggregate then Fair Market Value (as defined in Article IV below) equal to the Series C Outstanding Amount;

                  provided that, in the event redemption is made in shares of Common Stock or Series B Preferred Stock (or, at the option of a majority of the holders of Series C Preferred Stock, a combination of Common Stock and Series B Preferred Stock), (x) the number of shares of Common Stock to be issued in connection with the redemption shall not exceed the relevant portion of the Series C Redemption Price attributable to the Common Stock divided by U.S.$1.30 (subject to adjustment pursuant to the immediately subsequent sentence, the "Share Price Floor") and (x) the number of shares of Series B Preferred Stock to be issued in connection with the redemption shall not exceed a number of shares of Series B Preferred Stock convertible, as of the date of issuance, into a number of shares of Common Stock equal to the relevant portion of the Series C Redemption Price attributable to the Series B Preferred Stock divided by the applicable Share Price Floor. The "Share Price Floor" shall be proportionately adjusted for any stock split, stock combination or similar event affecting the Common Stock. Any redemption effected pursuant to this
                  Section 6 shall be made pro rata on the basis of the number of shares then held by each holder of Series C Preferred Stock. If any date fixed for redemption of shares pursuant to this paragraph is a Saturday, Sunday or legal holiday, then such redemption shall occur on the first business day thereafter."

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         2. Amendment to the Note. The Note is hereby amended as follows.

                  2.1 Section 2 of the Note is hereby amended and restated in its entirety to read as follows:

                  "Unless earlier converted in accordance with the terms of
                  Section 4 below, or repaid in accordance with the terms hereof or reduced pursuant to Section 3 below, the entire outstanding principal amount of this Note, together with any accrued interest thereon, shall be due and payable in full, at the option of the Company, (x) in cash or (y) by the issuance of a number of shares of Series B Convertible Preferred Stock, par value U.S.$0.01 per share (the "Series B Preferred Stock"), of the Company with an aggregate fair market value (based upon the value of the underlying shares of Common Stock, par value $.001 per share, of the Company ("Common Stock") into which such shares of Series B Preferred Stock are convertible, as of the Maturity Date) equal to the entire outstanding principal amount of this Note, together with any accrued interest thereon; provided, however, that if the Common Stock is no longer traded on a securities exchange, the Nasdaq National Market or the Nasdaq SmallCap Market, the fair market value shall be reasonably determined by the Company's Board of Directors in good faith and agreed to by the holder of this Note; and provided further, that if payment is made in shares of Series B Preferred Stock, the fair market value of the Common Stock, for purposes of calculating the number of shares of Series B Preferred Stock to be issued, shall not be less than U.S.$1.30 per share of Common Stock. Accrued interest hereon shall not be paid in cash, but shall be capitalized and added to the principal amount outstanding hereunder on each Compounding Date and on each date which is the 90th day following each Compounding Date."
         Except as specifically amended pursuant to this Agreement, the Note remains in full force and effect in accordance with its terms.

         3. Additional Warrant. In the event (a) the redemption of the Series C Preferred Stock is effected by the Company using shares of Incara Common Stock or Series B Preferred Stock or (b) any payment made pursuant to the Note is effected by the Company by the issuance of shares of Series B Preferred Stock and the fair market value of the underlying shares of Incara Common Stock is less than U.S.$1.30, then, after the redemption of the Series C Preferred Stock or such payment pursuant to the Note, as the case may be, is effected and the appropriate number of shares of Incara Common Stock or Series B Preferred Stock is issued by the Company, the Company shall issue to EIS on the business day following the redemption or payment, as the case may be, a warrant in substantially the form of Exhibit A attached hereto (the "Warrant") exercisable for a number of shares of Incara Common Stock, Series B Preferred Stock or a combination thereof, at the option of EIS, equal to the sum of:

                  (x) a number of shares obtained by dividing (I) the dollar value of the difference between the number of shares of Incara Common Stock or Series B Preferred Stock that would have been issued upon such redemption or payment, as the case may be, had the fair market value of the underlying shares of Incara Common Stock been

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         calculated at the actual fair market value (as provided in Article IV,
         Section 4 of the Certificate of Designations, in the case of the redemption, and as provided in Section 2 of the Note, in the case of payment of the Note), rather than at a price of U.S.$1.30, by (y) the fair market value (as provided in Section 2 of the Note) of a share of Incara Common Stock on the date of issuance of the Warrant, and

                  (y) a number of shares obtained by dividing (I) the aggregate exercise price of the number of shares calculated in clause (x) above by (y) the fair market value (as provided in Section 2 of the Note) of a share of Incara Common Stock on the date of issuance of the Warrant.

The Warrant shall have (i) an exercise price per share equal to the par value of class or series of security that is the issuable upon exercise of the Warrant;
(ii) a term of five years from the date of issuance, (iii) a cash-less exercise provision and (iv) customary anti-dilution adjustments in the event of stock splits, stock combination, reorganizations and similar events.

         The parties hereby agree (a) that the Registration Rights Agreement, dated December 21, 2000, among the Company, EIS and EPIL, is hereby amended such that the definition of the term "Securities" shall include the shares of Common Stock issuable upon exercise of the Warrant and the shares of Common Stock issuable upon conversion of any shares of Series B Preferred Stock issuable upon exercise of the Warrant and (b) to execute, prior to or simultaneously with the issuance of the Warrant, any reasonable and customary investment representations or similar document to make the issuance of the Warrant comply with or qualify for an exemption under federal, state and any other applicable jurisdiction's securities laws.

         EIS and EPIL acknowledge that, because the number of shares to be covered by the Warrant cannot be determined at the time of this Agreement, the Company might not have sufficient authorized shares of Incara Common Stock or Series B Preferred Stock to enable the Company to issue the shares of Common Stock and/or Series B Preferred Stock issuable upon exercise of the Warrant or the shares of Common Stock issuable upon conversion of any shares of Series B Preferred Stock issued upon exercise of the Warrant and, accordingly, the Company might need to obtain stockholder approval for the issuance of the Warrant to comply with Nasdaq or other exchange rules or other governmental or regulatory regulations, and EIS and EPIL agree that such lack of approval or sufficient shares shall not be a breach by the Company of this Agreement or any other Transaction Document (as that term is defined in the Purchase Agreement). In such event, Incara agrees to obtain the necessary approval of its stockholders and any governmental entity within 90 days of the exercise of the Warrant.

         4. Existing Representations, Warrants and Covenants. The Company hereby represents and warrants that all representations and warranties contained in the Purchase Agreement and the Note are true and correct, in all material respects, and the Company has complied, and is presently in compliance, in all material respects, with all agreements and covenants set forth in the Transaction Documents, as of the date of this Agreement.

         5. Notices. All notices, demands and requests of any kind to be delivered to any party hereunder shall be made in accordance with Section 8 of the Purchase Agreement.

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         6. Amendment and Waiver. This Agreement may not be modified or amended, or any of the provisions hereof waived, except by written agreement of the Company, EIS and EPIL dated after the date hereof.

         7. Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of the Agreement.

         8. Entire Agreement. This Agreement and the Transaction Documents contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings among the parties with respect thereto.

         9. Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York, without giving effect to principles of conflicts of laws, and in accordance with the terms of Section 13 of the Purchase Agreement.

         10. Counterparts. This Amendment may be executed in any number of counterparts, including by facsimile signature, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11. Expenses. Each of the parties shall be responsible for its own costs and expenses incurred in connection with the transactions contemplated hereby.

         12. Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

         13. Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be in any way affected or impaired thereby.

                     [The next page is the signature page.]


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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                                  Incara Pharmaceuticals Corporation


                                  By:
                                     -------------------------------------------

                                  Name:
                                       -----------------------------------------

                                  Title:
                                        ----------------------------------------


                                  Elan International Services, Ltd.
                                  (sole shareholder of Series C Preferred Stock)

                                  By:
                                     -------------------------------------------

                                  Name:
                                       -----------------------------------------

                                  Title:
                                        ----------------------------------------



                                  Elan Pharma International Limited


                                  By:
                                     -------------------------------------------

                                  Name:
                                       -----------------------------------------

                                  Title:
                                        ----------------------------------------



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